Exhibit 10.8

Zenas BioPharma, Inc.
2020 Equity Incentive Plan

Restricted Share Agreement

Name of Participant:
Number of Restricted Shares:
Date of Grant:
Purchase Price per Share:
Vesting Commencement Date:

This agreement (this “Agreement”) evidences Restricted Shares granted by Zenas BioPharma, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Zenas BioPharma, Inc. 2020 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.            Grant of Restricted Shares. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of Restricted Shares, pursuant to and subject to the terms set forth in this Agreement and in the Plan, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.            Repurchase Right.

(a)            Repurchase Right. In the event that the Participant’s relationship with the Company terminates upon the voluntary or involuntary termination of the Participant’s Continuous Status (as defined below), whether by the Participant or the Company (an “Event of Default”), then the Company shall have the right to repurchase from the Participant all of the Restricted Shares that have not been released from the Repurchase Right as provided below, at a price that is equal to Purchase Price per Share (the “Repurchase Price”), up to but not exceeding the number of Restricted Shares that have not vested in accordance with the provisions of Section 2(b) below as of such termination date (the “Repurchase Right”). The Participant hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any Restricted Shares at any time. For the purpose of this Agreement, “Continuous Status” shall mean that the Participant is a director or actively employed with or engaged as an independent contractor, consultant or advisor to the Company and that such employment with or service to the Company has not terminated.

(b)            Vesting Terms. One hundred percent (100%) of the Restricted Shares shall initially be unvested and subject to the Repurchase Right, with the understanding that one-fourth (1/4th) of the Restricted Shares shall vest on the Vesting Commencement Date and be released from the Repurchase Right on the first anniversary of the Vesting Commencement Date and one-forty eighths (1/48th) shall vest on each month anniversary thereafter, with the Restricted Shares vested in full on the fourth anniversary of the Vesting Commencement Date; provided that the Participant’s Continuous Status is not terminated in the manner described under Section 2(a) as of or prior to the date of such periodic vesting and release.

(c)            Exercise of the Repurchase Right. The Repurchase Right with respect to the Restricted Shares to be repurchased by the Company may be exercised by the Company upon delivery of a written notice to the Participant within ninety (90) days after the occurrence of an Event of Default (the “Repurchase Period”). The notice shall indicate the number of Restricted Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Repurchase Period. On the date on which the repurchase is to be effected, the Company or its permitted assigns shall pay to the Participant in a form provided in this Section 2(c), the Repurchase Price for such Restricted Shares plus any additional funds for any Additional Securities (as defined below) in respect thereof (the “Repurchase Payment”). The Repurchase Payment may be made in the form of cash, cancellation of debt, promissory note, a combination of the aforementioned or any other method of payment that the Administrator determines in its sole discretion. Upon delivery of the Repurchase Payment to the Participant as provided in the preceding sentence, the Company or its permitted assigns shall become the legal and beneficial owner of the Restricted Shares (including any Additional Securities in respect thereof) being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its permitted assigns the number of Restricted Shares (including any Additional Securities in respect thereof) so repurchased, without further action by the Participant or any other party. If neither the Company nor its permitted assigns makes the Repurchase Payment as described above, the Repurchase Right of the Company shall be deemed as expired.

(d)            Assignment of the Repurchase Right. The Administrator may freely assign the Company’s Repurchase Right, in whole or in part. Any person who accepts an assignment of the Repurchase Right from the Company shall assume all of the Company’s rights and obligations under this Section 2.

(e)            Termination of the Repurchase Right. Notwithstanding anything herein to the contrary, and subject to Section 2(a) hereof, the Repurchase Right shall terminate and no Shares shall constitute Restricted Shares for any purpose hereunder upon the earlier to occur of: (i) the exercise in full of the Repurchase Right, (ii) immediately prior to the consummation of an initial public offering of the securities of the Company, or (iii) a Covered Transaction. Promptly after the expiration of the Repurchase Right, the Company shall cause the number of vested Shares to which the Participant is entitled under this Agreement to be certificated in accordance with Section 8 of the Plan.

3.            Transfer Restrictions.

(a)            The Participant shall not sell, assign, hypothecate, pledge, donate, mortgage, encumber or otherwise dispose of any interest in the Restricted Shares that has not been vested and released from the Repurchase Right to or in favor of any person or entity through one or a series of transactions prior to the termination of the Repurchase Right with respect thereto hereunder without written consent from the board of directors of the Company. For purposes of this Section 3(a), the restrictions on transfer shall include any transfers of Restricted Shares effected through a holding company such as the transfer or issuance of equity interests in a holding company that holds, directly or indirectly, interests in the Restricted Shares.

(b)            Upon the vesting of the Restricted Shares as set forth in Section 2(b), the transfer restrictions set forth in Section 3(a) shall lapse with respect to the Restricted Shares that have been vested and released from the Repurchase Right, and thereafter such Restricted Shares may be sold, transferred or otherwise disposed of in accordance with any shareholders agreements then in effect by and among the Company, the Participant and any other parties thereto (the “Shareholders Agreement”). As a condition to vesting, the Participant must enter into the Shareholders Agreement provided by the Company prior to the first vesting date. Any attempt to transfer such Restricted Shares in violation of this Section 3 shall be null and void and shall be disregarded by the Company.

4.            Escrow of Restricted Shares.

(a)            For purposes of facilitating the enforcement of the provisions of this Agreement, the Participant shall, immediately upon execution of this Agreement, deliver (i) an Assignment Separate From Certificate in the form attached hereto as Exhibit A, (ii) an instrument of transfer in the form attached hereto as Exhibit B, each executed (with date and number of Restricted Shares blank) by the Participant with respect to such Restricted Shares, to the Company to hold in escrow for so long as such Restricted Shares continue to remain subject to the Repurchase Right. To the extent that the Administrator has determined that Share certificates will be issued in connection with Shares issued under the Plan, the Participant shall also deliver the certificate(s) for the Restricted Shares to the Company or other designee of the Company (the “Escrow Holder”) to hold in escrow for so long as such Restricted Shares continue to remain subject to the Repurchase Right. The Participant and the Company agree that the Company and any other Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless such Escrow Holder is negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this Agreement. The Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order.

(b)            The certificates, forms and other documents delivered by the Participant to the Company to be held in escrow pursuant to this Section 4 shall be collectively referred to hereinafter as the “Deposit”. Upon the termination of the Repurchase Right, the Company will, without further order or instruction, transmit to the Participant the certificate(s) evidencing such Restricted Shares. Notwithstanding the foregoing, the Participant shall, during all times in which the Participant duly holds the Restricted Shares, exercise all rights and privileges of a holder of Common Stock with respect to the Restricted Shares. The Participant shall be deemed to be the holder for purposes of receiving any dividends and/or distributions that may be paid with respect to such Restricted Shares and for the purpose of exercising any voting rights relating to such Restricted Shares in accordance with the Shareholders Agreement and certificate of incorporation and bylaws of the Company, even if some or all of such Restricted Shares have not yet vested and been released from the Repurchase Rights.

(c)            Upon the termination of the Company’s Repurchase Right, the Company shall, within three (3) business days, release the Deposit to the Participant.

5.            Additional Securities. Any securities or cash received by the Participant as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a share dividend or share division or combination, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner as set forth above (to the extent that such Additional Securities are received as a result of ownership of the Restricted Shares) and subject to the same conditions and restrictions as the underlying Restricted Shares as provided in this Agreement, including, without limitation, the Repurchase Right applicable thereto. The Participant shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, if applicable, in which event the securities so purchased shall constitute Additional Securities, which shall be subject to the transfer restrictions under Sections 2 and 3 above to the extent the underlying Restricted Shares are subject to such transfer restrictions. If any Additional Securities received by the Participant consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure. In the event of any change in certificates evidencing the Restricted Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the Company shall effect the exchange of the Restricted Shares or the Additional Securities in exchange for the certificates of the replacement securities.

6.            Other Restrictions on Transfer.

(a)            Participant Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Participant hereby represents and warrants to the Company as follows:

(i)            The Participant is acquiring and will hold the Restricted Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

(ii)            The Participant understands that the Restricted Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Restricted Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Restricted Shares.

(iii)            The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Participant acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv)            The Participant will not sell, transfer or otherwise dispose of the Restricted Shares in violation of the Securities Act, the Exchange Act, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that he or she will not dispose of the Restricted Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Restricted Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Restricted Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Restricted Shares under the securities laws or regulations of any state.

(v)            The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Restricted Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Restricted Shares.

(vi)            The Participant is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Restricted Shares for an indefinite period and to suffer a complete loss of his or her investment in the Restricted Shares.

(vii)            The Participant acknowledges that the Restricted Shares and may remain subject to the Company’s Repurchase Right, all in accordance with this Agreement.

(viii)            The Participant acknowledges that the Participant is acquiring the Restricted Shares subject to all other terms of the Plan and this Agreement.

(ix)            The Participant hereby agrees that the Restricted Shares may be required to be bound by a voting agreement, a stockholders agreement and/or another agreement as the Administrator determines in its discretion.

(x)            The Participant agrees to complete the Spousal Consent attached hereto as Exhibit D to the extent required by the Company to enforce this Agreement.

(b)            Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Restricted Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c)            Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Restricted Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in the applicable Financial Industry Regulatory Authority (FINRA) rules and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Restricted Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6(c). This Section 6(c) shall not apply to Shares registered in the public offering under the Securities Act.

7.            Stop-Transfer Notices. In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its registered agent, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.            Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom Restricted Shares were transferred in violation of any of the provisions of this Agreement.

9.            Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

10.            Tax Election. The acquisition of the Restricted Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit C. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

11.            Restrictive Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) in respect of the Restricted Shares together with any other legends that may be required by the Company or by applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE COMPANY OR ITS PERMITTED ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED SHARE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.”

12.            Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Restricted Shares, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

13.            No Guarantee of Continued Service. The Participant acknowledges and agrees that nothing in this Agreement constitutes an express or implied promise of continued employment or other engagement with the Company or its subsidiaries for any period of time or shall interfere in any way with the right of the Company or its subsidiaries to terminate the Participant’s relationship as an employee or other service provider at any time, with or without Cause.

14.            Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature (including without limitation electronically via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company), which, in each case, will constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed or caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Zenas BioPharma, Inc.

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, and pursuant to that certain Restricted Share Agreement between the undersigned (“Participant”) and Zenas BioPharma, Inc. (the “Company”), dated ________________ (the “Agreement”), Participant hereby sells, assigns and transfers unto the Company ________________________ Restricted Shares of the Company standing in Participant’s name on the Company’s books herewith and does hereby irrevocably constitute and appoint __________________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

[Participant’s Signature]

[Participant’s Name]

[Spouse’s Signature, if applicable]

[Print Name of Spouse, if applicable]

EXHIBIT B

INSTRUMENT OF TRANSFER

Zenas BioPharma, Inc.

I, [●], for value received, the receipt and sufficiency of which is hereby acknowledged, hereby sell, assign and transfer to Zenas BioPharma, Inc. (hereinafter called “the said Transferee”) the ____________ (____) Common Stock of Zenas BioPharma, Inc. standing in my name in the Register of Zenas BioPharma, Inc. (hereinafter called “the said Shares”) to hold unto the said Transferee, its Executors, Administrators or Assigns, subject to the several conditions upon which I hold the same at the time of execution hereof. And we the said Transferee do hereby agree to take the said Shares subject to the same conditions.

Witness to the signatures(s) of	)
)
)
)
Name	)
Address	)
)
)
[●]
Transferor

Witness to the signatures(s) of	)	For and on behalf of Zenas BioPharma, Inc.
)
)
Name	)
Address	)
)
)
)
Authorized Signatory
Transferee

EXHIBIT C

Section 83(b) Election

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(a)            The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

(b)	The property with respect to which the election is made is ______ shares of the common stock of Zenas BioPharma, Inc.

(c)	The property was transferred on __________ ___, _____.

(d)	The taxable year for which the election is made is the calendar year _____.

(e)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of installments over a ______-year period ending on __________ ___, _____.

(f)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction that by its terms will never lapse) is $_____ per share.

(g)	The amount paid for such property is $_____ per share.

(h)	A copy of this statement was furnished to Zenas BioPharma, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(i)	This statement is executed on __________ ___, _____.

Signature of Spouse (if any)	Signature of Taxpayer

Within 30 days after the date of purchase, this election must be filed with the Internal Revenue Service Center where the Participant files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Participant must deliver an additional copy to the Company.

EXHIBIT D

SPOUSAL CONSENT

The undersigned does hereby certify that [s]he is the spouse of [Name of Participant] (the “Participant”), the individual who executed the Restricted Share Agreement by and between Participant and the Company dated ________, 20__, pursuant to the Company’s 2020 Equity Incentive Plan (the “Agreement”). I acknowledge that my spouse’s interest in the Shares (as defined in the Agreement) shall be irrevocably subject to the restrictions and bound by the terms of the Agreement. I further understand and agree that my community property interest in such securities, if any, shall similarly be subject to said restrictions and bound by said terms. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement.

Dated: _____________, 20__

Printed Name of Participant’s Spouse

Signature of Participant’s Spouse

-- OR --

I, [Name of Participant], the person who executed the above Restricted Share Agreement, do hereby certify that I am not married.

Dated: _____________, 20__

[Name of Participant]